  First Citizens Community Bank
 15 S. Main Street
 Mansfield, PA 16933

Contact:  Kathleen Campbell, Marketing Director
570-662-0422
570-662-8512 (fax)

citizens financial services, inc. reports unaudited full year and fourth quarter 2018 financial results

MANSFIELD, PENNSYLVANIA— January 25, 2019 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months and year ended December 31, 2018.

Highlights

•
Net income was $18.0 million for 2018, which is 38.5% higher than 2017’s net income. The increase in net income is due to an increase in net interest income and the effects of the Tax Cuts and Jobs Act, enacted on December 22, 2017, which lowered the federal corporate income tax rate from 35% to 21% effective January 1, 2018. The effective tax rate for 2018 was 15.9% compared to 31.6% for 2017. The effective tax rate for 2017 was impacted by a one-time adjustment to our net deferred taxes of $1.5 that was charged to income tax expense as a result of the Tax Cuts and Jobs Act. The effective tax rate for 2017, excluding the adjustment would have been 23.6%.

•
Net income was $4.5 million for the three months ended December 31, 2018, which is 73.4% higher than the net income for 2017’s comparable period. The effective tax rate for the three months ended December 31, 2018 was 15.8% compared to 53.0% in the comparable period in 2017 due to the Tax Cuts and Jobs Act.  If you exclude the one-time adjustment previously mentioned the effective tax rate for the three months ended December 31, 2017 would have been 25.3%.

•	Net interest income before the provision for loan losses was $47.2 million for the year ended December 31, 2018, which was an increase of $4.9 million, or 11.7%, compared to 2017.

•
Net loan growth totaled $79.7 million in 2018, or 8.1%. Growth for 2018 was impacted by the pay-off of approximately $15.0 million of participation loans, the proceeds of which were utilized to fund organic growth.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2018 was 12.65% and 13.00%, respectively, compared to 7.82% and 10.04% for the three months (annualized) and the year ended December 31, 2017, respectively.

•
Return on average tangible equity for the three months (annualized) and the year ended December 31, 2018 was 15.33% and 15.87%, respectively, compared to 9.49% and 12.22% for the three months (annualized) and the year ended December 31, 2017, respectively. (See reconciliation of GAAP and Non-GAAP measures at the end of the press release.)

•
Return on average assets for the three months (annualized) and the year ended December 31, 2018 was 1.27% and 1.29%, respectively, compared to 0.80% and 1.03% for the three months (annualized and the year ended December 31, 2017, respectively.

2018 Compared to 2017

•
For 2018, net income totaled $18,034,000 compared to net income of $13,025,000 for 2017, an increase of $5,009,000 or 38.5%.  Basic earnings per share of $5.14 for 2018 compares to $3.70 for 2017.  The Tax Cut and Jobs Act had both a positive impact on 2018’s financial results and had a detrimental impact on 2017 earnings.

•
Net interest income before the provision for loan loss for 2018 totaled $47,184,000 compared to $42,254,000 for 2017, resulting in an increase of $4,930,000, or 11.7%. Average interest earning assets increased $143.2 million in 2018 compared to last year.  Average loans increased $160.9 million while average investment securities decreased $22.2 million. The tax effected net interest margin for 2018 was 3.66% compared to 3.80% for 2017. A significant portion of the margin decrease from 2017 to 2018 is attributable to the change in the Federal corporate tax rate from 35% to 21%.

•
The provision for loan losses for 2018 was $1,925,000 compared to $2,540,000 for 2017, a decrease of $615,000.  The decreased provision primarily reflects the lower level of loan growth experienced during 2018 compared to 2017.

•
Total non-interest income was $7,735,000 for 2018, which is $921,000 less than non-interest income of $8,656,000 for 2017. Decreases in security gains as a result of selling the majority of the Company’s equity investments in 2017 and gains on loans sold were offset by increases in service charge income and brokerage and insurance commissions.

•
Total non-interest expenses for 2018 totaled $31,557,000 compared to $29,314,000 for the same period last year, which is an increase of $2,243,000, or 7.7%.  Salaries and benefits increased $1,439,000 primarily due to merit increases and branch and loan production office expansion in our central and south central market areas. Occupancy expenses increased as a result of branch expansions. Professional fees increased as a result of an increase in legal fees. The tax effected efficiency ratio for 2018 was 55.04% compared to 54.82% for 2017 and was impacted by the change in the Federal corporate tax rate from 35% to 21%.

•
The provision for income taxes decreased $2,628,000 when comparing 2018 to 2017. Of this decrease, $1,531,000 is attributable to the Tax Cuts and Jobs Act and the immediate write-down of deferred tax assets due to the change in the corporate tax rate that occurred in 2017. The remaining decrease is attributable to the lowered Federal corporate tax rate from 35% to 21%.

Fourth Quarter of 2018 Compared to the Fourth Quarter of 2017

•
For the three months ended December 31, 2018, net income totaled $4,515,000 which compares to net income of $2,604,000 for the comparable period in 2017, an increase of $1,911,000 or 73.4%. Net income for the fourth quarter of 2017 was significantly impacted by the write-down of net deferred tax assets associated with the Tax Cuts and Jobs Act. Basic earnings per share of $1.29 for three months ended December 31, 2018 compares to $0.74 for the 2017 comparable period. Annualized return on equity for the three months ended December 31, 2018 and 2017 was 12.65% and 7.82%, respectively, while annualized return on assets was 1.27% and 0.80%, respectively.

•
Net interest income before the provision for loan loss for the three months ended December 31, 2018 totaled $12,243,000 compared to $11,236,000 for the three months ended December 31, 2017, resulting in an increase of $1,007,000, or 9.0%. Average interest earning assets increased $121.6 million for the three months ended December 31, 2018 compared to the same period last year.  Average loans increased $132.8 million while average investment securities decreased $16.9 million. The tax effected net interest margin for the three months ended December 31, 2018 was 3.73% compared to 3.88% for the same period last year, which was impacted by the change in tax rates between periods.

•
The provision for loan losses for the three months ended December 31, 2018 was $625,000 compared to $800,000 for the comparable period in 2017, a decrease of $175,000.  The decreased provision primarily reflects the lower net loan growth experienced during the three months of 2018 compared to the same period in 2017.

•
Total non-interest income was $1,977,000 for the three months ended December 31, 2018, which is $835,000 less than the comparable period last year. Decreases in security gains as a result of selling the majority of the Company’s equity investments in the fourth quarter of 2017 and gains on loans sold were offset by increases in service charge income and brokerage and insurance commissions.

•
Total non-interest expenses for the three months ended December 31, 2018 totaled $8,235,000 compared to $7,710,000 for the same period last year, which is an increase of $525,000, or 6.8%.  Salaries and benefits increased $218,000 primarily due to the increased costs associated with merit increases and branch and loan production office expansion. Professional fees increased as a result of an increase in legal fees.

•
The provision for income taxes decreased $2,089,000 when comparing the three months ended December 31, 2018 to the same period in 2017.  A portion of the decrease, $1,531,000 is attributable to the Tax Cuts and Jobs Act and the immediate write-down of deferred tax assets due to the change in the Federal corporate tax rate that occurred in the fourth quarter of 2017. The remaining decrease is attributable to the lowered Federal corporate tax rate from 35% to 21%.

Balance Sheet and Other Information:

•
At December 31, 2018, total assets were $1.43 billion, compared to $1.36 billion at December 31, 2017. The loan to deposit ratio as of December 31, 2018 was 91.29% compared to 90.55% as of December 31, 2017.

•
Available for sale securities of $241.0 million at December 31, 2018 decreased $13.8 million from December 31, 2017. Interest bearing time deposits with other banks increased $5.2 million to $15.5 million at December 31, 2018.

•
Net loans as of December 31, 2018 totaled $1.07 billion and increased $79.7 million from December 31, 2017, as we continue to benefit from our expansions into the central and southcentral Pennsylvania markets. The growth in 2018 was in commercial, agricultural and constructionrelationships, which continues the trend from 2017.

•
The allowance for loan losses totaled $12,884,000 at December 30, 2018 which is an increase of $1,694,000 from December 31, 2017.  The increase is due to recording a provision for loan losses of $1,925,000 and recoveries of $134,000, offset by charge-offs of $365,000.  Net charge-offs as a percent of total loans for 2018 was .02%.  The allowance as a percent of total loans was 1.19% as of December 31, 2018 compared to 1.12% as of December 31, 2017. For the year, non-performing assets increased $2.5 million.

•
Deposits increased $80.2 million from December 31, 2017, to $1.19 billion at December 31, 2018. We issued $20.0 million in brokered certificates of deposit in the third quarter of 2018, which contributed to a portion of the deposit growth. The remaining growth was primarily attributable to increases in municipal and business deposits. Borrowed funds decreased $23.5 million from December 31, 2017 to $91.2 million at December 31, 2018 as a result of the growth in deposits.

•
Stockholders’ equity totaled $139.2 million at December 31, 2018, compared to $129.0 million at December 31, 2017, an increase of $10,218,000.  The increase was attributable to net income of $18.0 million for 2016, offset by cash dividends of $6.1 million and net treasury stock activity of $1,029,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized loss on available for sale investment securities, net of tax, increased $706,000 from December 31, 2017.

Dividend Declared

On December 4, 2018, the Board of Directors declared a cash dividend of $0.440 per share, which was paid on December 28, 2018 to shareholders of record at the close of business on December 14, 2018. The quarterly cash dividend is an increase of 3.3% over the regular cash dividend of $0.426 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2018.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
Income and Performance Ratios
Net Income	$4,515	$2,604	$18,034	$13,025
Return on average assets (d)	1.27%	0.80%	1.29%	1.03%
Return on average equity (d)	12.65%	7.82%	13.00%	10.04%
Return on average tangible equity (b)(d)	15.33%	9.49%	15.87%	12.22%
Net interest margin (tax equivalent) (b)	3.73%	3.88%	3.66%	3.80%
Earnings per share - basic (c)	$1.29	$0.74	$5.14	$3.70
Earnings per share - diluted (c)	$1.29	$0.74	$5.14	$3.70
Cash dividends paid per share	$0.440	$0.426	$1.742	$1.653

Asset quality
Allowance for loan and lease losses	$12,884	$11,190	$12,884	$11,190
Non-performing assets	$14,393	$11,845	$14,393	$11,845
Allowance for loan and lease losses/total loans	1.19%	1.12%	1.19%	1.12%
Non-performing assets to total loans	1.33%	1.18%	1.33%	1.18%
Net charge-offs to total loans (d)	0.05%	0.02%	0.02%	0.03%

Equity
Book value per share (c)	$40.85	$37.60	$40.85	$37.60
Tangible Book value per share (b) (c)	$33.74	$30.43	$33.74	$30.43
Market Value (Last trade of period)	$55.55	$63.00	$55.55	$63.00
Common shares outstanding	3,504,596	3,486,874	3,504,596	3,486,874
Number of shares used in computation - basic (c)	3,498,402	3,517,436	3,505,218	3,515,638
Number of shares used in computation - diluted (c)	3,498,565	3,517,849	3,507,206	3,517,362

Other
Total Risk Based Capital Ratio (a)	13.42%	13.20%	13.42%	13.20%
Tier 1 Risk Based Capital Ratio (a)	12.18%	12.04%	12.18%	12.04%
Common Equity Tier 1 Risk Based Capital Ratio (a)	11.47%	11.27%	11.47%	11.27%
Leverage Ratio	9.15%	9.18%	9.15%	9.18%
Average Full Time Equivalent Employees	258.7	251.6	261.3	252.8
Loan to Deposit Ratio	91.29%	90.55%	91.29%	90.55%

Balance Sheet Highlights	December 31	December 31
	2018	2017

Assets	$1,430,712	$1,361,886
Investment securities	241,526	254,782
Loans (net of unearned income)	1,081,883	1,000,525
Allowance for loan losses	12,884	11,190
Deposits	1,185,156	1,104,943
Stockholders' Equity	139,229	129,011

(a) Presented as projected for December 31, 2018 and actual for the remaining period
(b) See reconcilation of GAAP and Non-GAAP financial measures at the end of the press release
(c) Prior period amounts were adjusted to reflect stock dividends.
(d) Annualized for the three month period

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2018	2017
ASSETS:
Cash and due from banks:
Noninterest-bearing	$15,327	$16,347
Interest-bearing	1,470	2,170
Total cash and cash equivalents	16,797	18,517

Interest bearing time deposits with other banks	15,498	10,283

Equity securities	516	-

Available-for-sale securities	241,010	254,782

Loans held for sale	1,127	1,439

Loans (net of allowance for loan losses: $12,884 at December 31, 2018 and
$11,190 at December 31, 2017)	1,068,999	989,335

Premises and equipment	16,273	16,523
Accrued interest receivable	4,452	4,196
Goodwill	23,296	23,296
Bank owned life insurance	27,505	26,883
Other intangibles	1,623	1,953
Other assets	13,616	14,679

TOTAL ASSETS	$1,430,712	$1,361,886

LIABILITIES:
Deposits:
Noninterest-bearing	$179,971	$171,840
Interest-bearing	1,005,185	933,103
Total deposits	1,185,156	1,104,943
Borrowed funds	91,194	114,664
Accrued interest payable	1,076	897
Other liabilities	14,057	12,371
TOTAL LIABILITIES	1,291,483	1,232,875
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2018 or 2017	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2018 and 15,000,000 at
December 31, 2017: issued 3,904,212 at December 31, 2018 and 3,869,939
at December 31, 2017	3,904	3,870
Additional paid-in capital	53,099	51,108
Retained earnings	99,727	89,982
Accumulated other comprehensive loss	(3,921)	(3,398)
Treasury stock, at cost: 399,616 at December 31, 2018 and 383,065 shares
at December 31, 2017	(13,580)	(12,551)
TOTAL STOCKHOLDERS' EQUITY	139,229	129,011
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,430,712	$1,361,886

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2018	2017	2018	2017
INTEREST INCOME:
Interest and fees on loans	$13,470	$11,447	$50,458	$42,127
Interest-bearing deposits with banks	101	57	319	186
Investment securities:
Taxable	1,107	754	3,790	3,095
Nontaxable	318	557	1,744	2,414
Dividends	92	80	447	271
TOTAL INTEREST INCOME	15,088	12,895	56,758	48,093
INTEREST EXPENSE:
Deposits	2,215	1,227	6,910	4,625
Borrowed funds	630	432	2,664	1,214
TOTAL INTEREST EXPENSE	2,845	1,659	9,574	5,839
NET INTEREST INCOME	12,243	11,236	47,184	42,254
Provision for loan losses	625	800	1,925	2,540
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,618	10,436	45,259	39,714
NON-INTEREST INCOME:
Service charges	1,212	1,133	4,667	4,456
Trust	157	159	705	755
Brokerage and insurance	219	176	790	635
Gains on loans sold	80	195	382	578
Equity security gains (losses), net	(9)	-	-	-
Available for sale security gains (losses), net	(11)	831	(19)	1,035
Earnings on bank owned life insurance	155	161	622	660
Other	174	157	588	537
TOTAL NON-INTEREST INCOME	1,977	2,812	7,735	8,656
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,843	4,625	19,094	17,655
Occupancy	520	509	2,126	1,988
Furniture and equipment	142	159	536	603
Professional fees	652	411	1,925	1,299
FDIC insurance	90	90	417	385
Pennsylvania shares tax	(15)	(62)	835	705
Amortization of intangibles	72	74	296	297
Merger and acquisition	-	65	-	165
ORE expenses	66	140	158	395
Other	1,865	1,699	6,170	5,822
TOTAL NON-INTEREST EXPENSES	8,235	7,710	31,557	29,314
Income before provision for income taxes	5,360	5,538	21,437	19,056
Provision for income taxes	845	2,934	3,403	6,031
NET INCOME	$4,515	$2,604	$18,034	$13,025

PER COMMON SHARE DATA:
Net Income - Basic	$1.29	$0.74	$5.14	$3.70
Net Income - Diluted	$1.29	$0.74	$5.14	$3.70
Cash Dividends Paid	$0.440	$0.426	$1.742	$1.653

Number of shares used in computation - basic	3,498,402	3,517,436	3,505,218	3,515,638
Number of shares used in computation - diluted	3,498,565	3,517,849	3,507,206	3,517,362

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	Dec 31	Sept 30	June 30,	March 31,	Dec 31
	2018	2018	2018	2018	2017
Interest income	$15,088	$14,259	$14,028	$13,383	$12,895
Interest expense	2,845	2,489	2,277	1,963	1,659
Net interest income	12,243	11,770	11,751	11,420	11,236
Provision for loan losses	625	475	325	500	800
Net interest income after provision for loan losses	11,618	11,295	11,426	10,920	10,436
Non-interest income	1,997	2,022	1,835	1,900	1,981
Investment securities gains (losses), net	(20)	(12)	7	6	831
Non-interest expenses	8,235	7,788	7,702	7,832	7,710
Income before provision for income taxes	5,360	5,517	5,566	4,994	5,538
Provision for income taxes	845	936	875	747	2,934
Net income	$4,515	$4,581	$4,691	$4,247	$2,604
Earnings Per Share Basic	$1.29	$1.31	$1.34	$1.21	$0.74
Earnings Per Share Diluted	$1.29	$1.31	$1.34	$1.21	$0.74

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2018			2017
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	9,294	6	0.26	8,408	3	0.14
Interest bearing time deposits at banks	14,997	95	2.50	10,146	54	2.09
Investment securities	237,342	1,602	2.70	254,277	1,678	2.64
Loans: (2)(3)(4)
Residential mortgage loans	215,418	2,859	5.29	207,692	2,692	5.14
Construction loans	32,393	406	4.97	16,864	188	4.43
Commercial Loans	389,705	5,338	5.43	347,492	4,838	5.52
Agricultural Loans	323,191	3,826	4.70	255,484	2,784	4.32
Loans to state & political subdivisions	102,409	1,066	4.13	102,248	1,091	4.23
Other loans	9,610	184	7.61	10,158	203	7.91
Loans, net of discount (2)(3)(4)	1,072,726	13,679	5.06	939,938	11,796	4.98
Total interest-earning assets (3)	1,334,359	15,382	4.57	1,212,769	13,531	4.43
Cash and due from banks	6,751			7,142
Bank premises and equipment	16,253			16,583
Other assets	69,318			66,145
Total non-interest earning assets	92,322			89,870
Total assets	1,426,681			1,302,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	327,144	515	0.62	326,133	310	0.38
Savings accounts	201,903	137	0.27	181,784	49	0.11
Money market accounts	171,149	527	1.22	130,895	181	0.55
Certificates of deposit	298,395	1,036	1.38	260,090	687	1.05
Total interest-bearing deposits	998,591	2,215	0.88	898,902	1,227	0.54
Other borrowed funds	93,440	630	2.67	97,867	432	1.75
Total interest-bearing liabilities	1,092,031	2,845	1.03	996,769	1,659	0.66
Demand deposits	178,479			157,482
Other liabilities	13,410			15,159
Total non-interest-bearing liabilities	191,889			172,641
Stockholders' equity	142,761			133,229
Total liabilities & stockholders' equity	1,426,681			1,302,639
Net interest income (3)		12,537			11,872
Net interest spread (5)			3.54%			3.77%
Net interest income as a percentage
of average interest-earning assets (3)			3.73%			3.88%
Ratio of interest-earning assets
to interest-bearing liabilities			122%			122%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2018 and 34% for 2017. See reconciliation of GAAP to Non-GAAP measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2018			2017
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	8,929	20	0.22	8,790	15	0.17
Interest bearing time deposits at banks	12,734	299	2.35	8,346	171	2.05
Investment securities	256,719	6,445	2.51	278,951	7,023	2.52
Loans: (2)(3)(4)
Residential mortgage loans	214,458	11,205	5.22	206,321	10,660	5.17
Construction loans	25,698	1,235	4.80	24,299	1,040	4.28
Commercial Loans	388,037	20,611	5.31	329,767	17,525	5.31
Agricultural Loans	305,003	13,638	4.47	214,200	9,251	4.32
Loans to state & political subdivisions	101,496	3,759	3.70	98,427	4,146	4.21
Other loans	9,558	737	7.71	10,341	823	7.96
Loans, net of discount (2)(3)(4)	1,044,250	51,185	4.90	883,355	43,445	4.92
Total interest-earning assets (3)	1,322,632	57,949	4.38	1,179,442	50,654	4.29
Cash and due from banks	6,807			6,774
Bank premises and equipment	16,338			16,799
Other assets	54,722			55,910
Total non-interest earning assets	77,867			79,483
Total assets	1,400,499			1,258,925
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	326,040	1,642	0.50	323,105	1,139	0.35
Savings accounts	192,727	323	0.17	179,557	191	0.11
Money market accounts	164,916	1,618	0.98	127,888	650	0.51
Certificates of deposit	276,213	3,327	1.20	261,758	2,645	1.01
Total interest-bearing deposits	959,896	6,910	0.72	892,308	4,625	0.52
Other borrowed funds	117,912	2,664	2.26	68,536	1,214	1.77
Total interest-bearing liabilities	1,077,808	9,574	0.89	960,844	5,839	0.61
Demand deposits	171,353			153,523
Other liabilities	12,647			14,802
Total non-interest-bearing liabilities	184,000			168,325
Stockholders' equity	138,691			129,756
Total liabilities & stockholders' equity	1,400,499			1,258,925
Net interest income (3)		48,375			44,815
Net interest spread (5)			3.49%			3.68%
Net interest income as a percentage
of average interest-earning assets (3)			3.66%			3.80%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2018 and 34% for 2017. See reconciliation of GAAP to Non-GAAP measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Real estate:
Residential	$215,305	$213,255	$213,242	$215,349	$214,479
Commercial	319,265	312,982	309,571	320,381	308,084
Agricultural	284,520	280,569	262,691	248,710	239,957
Construction	33,913	30,262	27,901	22,239	13,502
Consumer	9,858	9,702	9,740	9,672	9,944
Other commercial loans	74,118	72,219	75,002	74,930	72,013
Other agricultural loans	42,186	39,917	42,131	40,396	37,809
State & political subdivision loans	102,718	101,425	99,922	100,061	104,737
Total loans	1,081,883	1,060,331	1,040,200	1,031,738	1,000,525
Less allowance for loan losses	12,884	12,383	11,941	11,587	11,190
Net loans	$1,068,999	$1,047,948	$1,028,259	$1,020,151	$989,335

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$3,308	$3,127	$5,143	$5,660	$3,489

Non-accrual loans	$13,724	$14,530	$10,931	$11,433	$10,171
Loans past due 90 days or more and accruing	68	302	1,046	429	555
Non-performing loans	$13,792	$14,832	$11,977	$11,862	$10,726
OREO	601	628	471	952	1,119
Total Non-performing assets	$14,393	$15,460	$12,448	$12,814	$11,845

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2018	2018	2018	2018	2017
Balance, beginning of period	$12,383	$11,941	$11,587	$11,190	$10,447
Charge-offs	(140)	(48)	(61)	(116)	(73)
Recoveries	16	15	90	13	16
Net (charge-offs) recoveries	(124)	(33)	29	(103)	(57)
Provision for loan losses	625	475	325	500	800
Balance, end of period	$12,884	$12,383	$11,941	$11,587	$11,190

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in thousands, except per share data)

	As of
	December 31, 2018
	2018	2017
Tangible Equity
Stockholders' Equity - GAAP	$139,229	$129,011
Accumulated other comprehensive loss	(3,921)	(3,398)
Intangible Assets	24,919	25,249
Non-GAAP Tangible Equity	118,231	107,160
Shares outstanding adjusted for June 2018 stock Dividend	3,504,596	3,521,146
Tangible Book value per share	$33.74	$30.43

	As of
	December 31, 2018
	2018	2017
Tangible Equity per share
Stockholders' Equity - GAAP	$39.73	$36.64
Adjustments for accumulated other comprehensive loss	(1.12)	(0.96)
Book value per share	40.85	37.60
Adjustments for intangible assets	7.11	7.17
Tangible Book value per share	$33.74	$30.43

	Three Months Ended
	December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2018	2017
Total interest income	$15,088	$12,895
Total interest expense	2,845	1,659
Net interest income	12,243	11,236
Tax equivalent adjustment	294	636
Net interest income (fully taxable equivalent)	$12,537	$11,872

	Year Ended
	December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2018	2017
Total interest income	$56,758	$48,093
Total interest expense	9,574	5,839
Net interest income	47,184	42,254
Tax equivalent adjustment	1,191	2,561
Net interest income (fully taxable equivalent)	$48,375	$44,815